SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Effective December 31, 2010, the Company issued 83,500 shares of restricted Series A Preferred Stock to five investors, in exchange for outstanding obligations from the Company to the investors.  The investors exchanged obligations from the Company resulting from the previous acquisition of membership interests in Great Valley Production Services, LLC, for consideration of $835,000.  The exchange was the result of privately negotiated transactions in reliance on the exemption from registration requirements contained in Regulation D, Rule 506, and Section 4(2) of the Securities Act of 1933.

The terms of the Series A Preferred Stock are described in Item 1.01 of the Company’s Current Report on Form 8-K dated September 30, 2010, filed with the SEC on October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: January 5, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer